Exhibit 3.2

FIDELITY PRIVATE CREDIT COMPANY LLC

FIRST AMENDMENT TO THE

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

July 31, 2026

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “First Amendment”) of Fidelity Private Credit Company LLC, a Delaware limited liability company (the “Fund”) is entered into as of July 31, 2026, by and among those Persons who have entered into Subscription Agreements with the Fund and admitted as members of the Fund (the “Members”).

Reference is made to that certain Amended and Restated Limited Liability Company Agreement, dated as of March 18, 2026, as amended (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Fund was originally formed with the name “Fidelity Private Credit Company II LLC,” which name was subsequently changed to “Fidelity Private Credit Company LLC” pursuant to a Certificate of Amendment to the Certificate of Formation of the Fund;

WHEREAS, Section 12.1(a) of the Agreement provides that the Agreement may be amended with the prior written consent of a majority-in-interest of the Members;

WHEREAS, the Fund has changed its name to “Fidelity Private Credit Company LLC” pursuant to a Certificate of Amendment to the Certificate of Formation of the Fund with effect as of the date hereof;

NOW, THEREFORE, with the written consent of the Members pursuant to Section 12.1(a) of the Agreement, the Agreement is hereby amended as follows:

1. Throughout the Agreement, references to the following entity shall be changed as follows:

Fidelity Private Credit Company II LLC changed its name to Fidelity Private Credit Company LLC.

2. Section 12.1(b)(vi) shall be amended by adding the text shown in red below:

“to make (x) changes that this Agreement specifically provides may be made by the Board without the consent of any Member and (y) any ministerial or administrative changes which do not adversely affect the rights of any Members; provided, however, that no amendment shall may be made pursuant to clauses (i) through (v~~i~~) above if such amendment would (1) subject any Member to any adverse economic consequences without such Member’s consent, (2) diminish the rights or protections of one or more Members (including, for the avoidance of doubt, provisions intended to protect one or more Members from suffering certain adverse tax consequences), or (3) diminish or waive in any material respect the duties and obligations of the Board to the Fund or the Members; provided, further, however, that any modification or amendment required solely to effect Additional Members becoming a party hereto or the creation or issuance of additional Units or classes of Units shall not constitute an amendment that would subject any Member to adverse economic consequences or diminish the rights or protections of one

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or more Members so long as such modification or amendment does not disproportionately affect a single holder of a class of Units in a material adverse manner with respect to the other holders of such class of Units. The name of the Fund may be changed from time to time by the Board and the filing of an appropriate amendment to the Certificate with the Secretary of State of the State of Delaware as required by the Delaware Act.”

3. All other terms and conditions of the Agreement remain in full force and effect and are not amended by this First Amendment.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed as of the date first written above.

FIDELITY PRIVATE CREDIT COMPANY LLC

By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer

MEMBERS:

FIDELITY CAPITAL & INCOME FUND,
A SERIES OF FIDELITY SUMMER STREET TRUST

By:	/s/ Heather Bonner
Name: Heather Bonner
Title: Assistant Treasurer

FIDELITY HIGH INCOME CENTRAL FUND,
A SERIES OF FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC

By:	/s/ Heather Bonner
Name: Heather Bonner
Title: Assistant Treasurer

[Signature Page to First Amendment to A&R Limited Liablity Company Agreement]